EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of J. Crew Group, Inc., J. Crew Intermediate LLC and J. Crew Operating Corp. (collectively, the “Company”) on Form 10-Q for the period ended May 1, 2004 (the “Report”), Millard S. Drexler, Chairman of the Board and Chief Executive Officer of the Company, and Amanda J. Bokman, Executive Vice-President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 14, 2004

/s/ Millard S. Drexler
Millard S. Drexler
Chairman of the Board and Chief Executive Officer

/s/ Amanda J. Bokman
Amanda J. Bokman
Executive Vice-President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.